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Sung Lee
(650) 524-7792

For Immediate Release

GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS

- Product Sales of $5.5 billion -
- GAAP Loss of $0.92 per share -
- Non-GAAP Diluted EPS of $1.75 per share -
- Revised Full Year 2019 Guidance -

Foster City, CA, October 24, 2019 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the third quarter ended September 30, 2019. The financial results that follow represent a year-over-year comparison of the third quarter of 2019 to the third quarter of 2018. Total revenues were $5.6 billion for the third quarter of 2019 compared to $5.6 billion for the same period in 2018. Net loss for the third quarter of 2019 was $1.2 billion, or $0.92 per diluted share, compared to net income of $2.1 billion or $1.60 per diluted share for the same period in 2018. The net loss for the third quarter of 2019 includes up-front collaboration and licensing expenses of $3.92 billion, or $2.40 per share, related to Gilead’s global research and development collaboration agreement with Galapagos NV (Galapagos). Non-GAAP net income was $2.2 billion or $1.75 per diluted share for the third quarter of 2019 compared to $2.4 billion or $1.84 per diluted share for the same period in 2018.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2019	2018	2019	2018
Product sales	$5,516	$5,455	$16,323	$15,996
Royalty, contract and other revenues	88	141	247	336
Total revenues	$5,604	$5,596	$16,570	$16,332

Net income (loss) attributable to Gilead	$(1,165)	$2,097	$2,690	$5,452
Non-GAAP net income	$2,224	$2,403	$6,813	$6,855

Diluted earnings (loss) per share	$(0.92)	$1.60	$2.10	$4.15
Non-GAAP diluted earnings per share	$1.75	$1.84	$5.33	$5.22

___________________________________
Note: Non-GAAP financial information excludes acquisition-related, up-front collaboration and licensing, stock-based compensation and other expenses, fair value adjustments of equity securities and discrete tax charges or benefits associated with changes in tax related laws and guidelines. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 through 9.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

October 24, 2019	2

Product Sales
Total product sales for the third quarter of 2019 were $5.5 billion compared to $5.5 billion for the same period in 2018. For the third quarter of 2019, product sales in the United States, Europe and other locations were $4.2 billion, $804 million and $513 million, respectively. For the third quarter of 2018, product sales in the United States, Europe and other locations were $4.1 billion, $873 million and $451 million, respectively.

•
HIV product sales were $4.2 billion for the third quarter of 2019 compared to $3.7 billion for the same period in 2018. The increase was primarily driven by higher sales volume as a result of the continued uptake of Biktarvy® (bictegravir 50 mg/emtricitabine 200 mg/tenofovir alafenamide 25 mg).

•
Chronic hepatitis C virus (HCV) product sales were $674 million for the third quarter of 2019 compared to $902 million for the same period in 2018. The decline was primarily due to competitive dynamics.

•
Yescarta® (axicabtagene ciloleucel) generated $118 million in sales during the third quarter of 2019 compared to $75 million for the same period in 2018. The increase was driven by a higher number of therapies provided to patients and the continued expansion in Europe.

•
Other product sales, which include products from chronic hepatitis B virus (HBV), cardiovascular, oncology and other categories inclusive of Vemlidy® (tenofovir alafenamide 25 mg), Viread® (tenofovir disoproxil fumarate 300 mg), Letairis® (ambrisentan 5 mg and 10 mg), Ranexa® (ranolazine 500 mg and 1000 mg), Zydelig® (idelalisib 150 mg), AmBisome® (amphotericin B liposome for injection 50 mg/vial) and Cayston® (aztreonam for inhalation solution 75 mg/vial), were $522 million for the third quarter of 2019 compared to $751 million for the same period in 2018. The decrease was primarily due to the expected declines in Ranexa and Letairis sales after generic entries in 2019.

Operating Expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2019	2018	2019	2018
Research and development expenses (R&D)	$4,990	$939	$7,207	$3,068
Non-GAAP R&D expenses	$954	$844	$2,741	$2,579

Selling, general and administrative expenses (SG&A)	$1,052	$948	$3,177	$2,925
Non-GAAP SG&A expenses	$967	$852	$2,944	$2,576
During the third quarter of 2019, compared to the same period in 2018:

•
R&D expenses increased primarily due to up-front collaboration and licensing expenses of $3.92 billion related to Gilead’s global research and development collaboration agreement with Galapagos. Furthermore, R&D expenses and non-GAAP R&D expenses increased primarily due to increased investment in Gilead’s oncology programs, HIV programs and research projects.

•	SG&A expenses and non-GAAP SG&A expenses increased primarily due to higher promotional expenses in the United States and expenses associated with the expansion of Gilead’s business in Japan and China.
Cash, Cash Equivalents and Marketable Debt Securities
As of September 30, 2019, Gilead had $25.1 billion of cash, cash equivalents and marketable debt securities, compared to $31.5 billion as of December 31, 2018. During the third quarter of 2019, Gilead generated $2.6 billion in operating cash flow, paid $5.05 billion in connection with the global research and development collaboration agreement and stock purchase agreement with Galapagos, repaid $1.5 billion of debt, paid cash dividends of $804 million and utilized $223 million on stock repurchases. The $5.05 billion paid to Galapagos was classified as cash flows from investing activities and included a $1.1 billion equity investment.

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October 24, 2019	3

Revised Full Year 2019 Guidance
Gilead revised its full year 2019 guidance, initially provided on February 4, 2019 and revised on July 30, 2019.

(In millions, except percentages and per share amounts)	Initially Provided February 4, 2019 Reiterated May 2, 2019	Updated July 30, 2019	Updated October 24, 2019
Product Sales	$21,300 - $21,800	$21,600 - $22,100	$21,800 - $22,100
Non-GAAP
Product Gross Margin	85% - 87%	85% - 87%	85% - 87%
R&D Expenses	$3,600 - $3,800	$3,600 - $3,800	$3,700 - $3,800
SG&A Expenses	$3,900 - $4,100	$3,900 - $4,100	$4,000 - $4,100
Effective Tax Rate	20.0% - 21.0%	20.0% - 21.0%	20.0% - 21.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration and Licensing, Stock-based Compensation and Other Expenses	$1.40 - $1.50	$3.90 - $4.00	$3.90 - $4.00
Corporate Highlights, Including the Announcement of:

•	Appointment of Andrew Dickinson as Chief Financial Officer, effective November 1, 2019.

•	Appointment of Merdad Parsey as Chief Medical Officer, effective November 1, 2019.

•	Launch of RADIAN Initiative to meaningfully address new HIV infections and deaths from AIDS-related illnesses in Eastern Europe and Central Asia, in collaboration with the Elton John AIDS Foundation.

•	Closing of the global research and development collaboration agreement with Galapagos announced in July 2019.

•
Collaboration with Renown Institute for Health Innovation (Renown) to collect and analyze genetic and electronic health data to enhance the understanding of nonalcoholic steatohepatitis (NASH) and potentially inform development of treatment options for the disease.

Product and Pipeline Updates, Including the Announcement of:

•
Presentation of Week 52 data from the Phase 3 FINCH 1 and FINCH 3 trials of filgotinib, an investigational, oral, selective JAK1 inhibitor, for the treatment of moderately-to-severely active rheumatoid arthritis (RA), which are consistent with and support the efficacy, safety and tolerability profiles demonstrated in the week 12 and 24 analyses presented earlier this year.

•	Submission of the new drug application for filgotinib for the treatment of adults with RA to the Japanese Ministry of Health, Labor and Welfare (MHLW).

•	Presentation of data at the IDWeek 2019 conference, which included:

◦
Results from the DISCOVER trial evaluating Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg) for HIV pre-exposure prophylaxis (PrEP), which showed significant improvements in key measures of bone and renal safety parameters in a subset of study participants who switched from Truvada for PrEP® (emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg) to Descovy for PrEP™.

◦	A release of the latest data demonstrating that major metropolitan areas in the United States with the highest use of PrEP experienced the greatest decreases in new HIV diagnoses.

•
Approval of a PrEP indication for Descovy by the U.S. Food and Drug Administration (FDA). Descovy for PrEP is indicated to reduce the risk of sexually acquired HIV-1 infection in adults and adolescents weighing at least 35 kg who are HIV-negative and at-risk for sexually acquired HIV, excluding individuals at-risk from receptive vaginal sex.

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October 24, 2019	4

•	European Medicines Agency’s (EMA) validation of the marketing authorization application for filgotinib for the treatment of adults with RA; the application is now under evaluation by the agency.

•
Approval of Biktarvy by the China National Medical Products Administration for the treatment of HIV-1 infection in adults without present or past evidence of viral resistance to the integrase inhibitor class, emtricitabine or tenofovir.

•
Plans to bolster cell therapy manufacturing capabilities with a new 67,000-square-foot viral vector facility in Oceanside, California. The new site builds on existing state-of-the-art manufacturing capabilities to deliver innovative cell therapies for people with cancer, including Yescarta, and investigational T-cell receptor and tumor neoantigen targeting cell therapies.

Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 through 9.
Conference Call
The live webcast of the call can be accessed at Gilead’s Investors page at http://investors.gilead.com/. Please connect to the website at least 15 minutes prior to the start of the call to allow adequate time for any software download that may be required to listen to the webcast. Alternatively, please call 877-359-9508 (U.S.) or 224-357-2393 (international) and dial the conference ID 6094972 to access the call. Telephone replay will be available approximately two hours after the call through 8:00 p.m. Eastern Time, October 26, 2019. To access the replay, please call 855-859-2056 (U.S.) or 404-537-3406 (international) and dial the conference ID 6094972. The webcast will be archived on www.gilead.com for one year.
About Gilead Sciences
Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2019 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products; austerity measures in European countries that may increase the amount of discount required on Gilead’s products; an increase in discounts, chargebacks and rebates due to ongoing contracts and future negotiations with commercial and government payers; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles as well as purchases by retail pharmacies and other non-

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October 24, 2019	5

wholesaler locations with whom Gilead has no inventory management agreements may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of our products; an uncertain global macroeconomic environment; potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; Gilead’s ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to realize the potential benefits of collaborations or licensing arrangements, including with Galapagos and Renown; Gilead’s ability to submit new drug applications for new product candidates in the timelines currently anticipated, including a new drug application to FDA for filgotinib for the treatment of RA; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including EMA and MHLW approvals for filgotinib; Gilead’s ability to successfully commercialize its products, including Yescarta and Biktarvy in China; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including filgotinib; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (the SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended September 30, 2019 are not necessarily indicative of operating results for any future periods. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP™, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®.
LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. SYMTUZA® is a registered trademark of Janssen Sciences Ireland UC. TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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October 24, 2019	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Product sales	$5,516	$5,455	$16,323	$15,996
Royalty, contract and other revenues	88	141	247	336
Total revenues	5,604	5,596	16,570	16,332
Costs and expenses:
Cost of goods sold	1,035	1,086	2,992	3,283
Research and development expenses	4,990	939	7,207	3,068
Selling, general and administrative expenses	1,052	948	3,177	2,925
Total costs and expenses	7,077	2,973	13,376	9,276
Income (loss) from operations	(1,473)	2,623	3,194	7,056
Interest expense	(250)	(264)	(752)	(820)
Other income (expense), net	222	305	817	547
Income (loss) before provision (benefit) for income taxes	(1,501)	2,664	3,259	6,783
Provision (benefit) for income taxes	(333)	565	584	1,326
Net income (loss)	(1,168)	2,099	2,675	5,457
Net income (loss) attributable to noncontrolling interest	(3)	2	(15)	5
Net income (loss) attributable to Gilead	$(1,165)	$2,097	$2,690	$5,452

Net income (loss) per share attributable to Gilead common stockholders - basic	$(0.92)	$1.62	$2.12	$4.19
Shares used in per share calculation - basic	1,267	1,296	1,271	1,302
Net income (loss) per share attributable to Gilead common stockholders - diluted	$(0.92)	$1.60	$2.10	$4.15
Shares used in per share calculation - diluted	1,267	1,307	1,278	1,313
Cash dividends declared per share	$0.63	$0.57	$1.89	$1.71

October 24, 2019	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,035	$1,086	$2,992	$3,283
Acquisition-related – amortization of purchased intangibles	(266)	(301)	(822)	(902)
Stock-based compensation expenses(1)	(10)	(15)	(37)	(49)
Other(2)	—	1	—	1
Non-GAAP cost of goods sold	$759	$771	$2,133	$2,333

Product gross margin reconciliation:
GAAP product gross margin	81.2%	80.1%	81.7%	79.5%
Acquisition-related – amortization of purchased intangibles	4.8%	5.5%	5.0%	5.6%
Stock-based compensation expenses	0.2%	0.3%	0.2%	0.3%
Non-GAAP product gross margin(5)	86.2%	85.9%	86.9%	85.4%

Research and development expenses reconciliation:
GAAP research and development expenses	$4,990	$939	$7,207	$3,068
Up-front collaboration and licensing expenses	(3,960)	—	(4,251)	(160)
Acquisition-related – other costs	—	3	—	(22)
Stock-based compensation expenses(1)	(74)	(99)	(215)	(304)
Other(2)	(2)	1	—	(3)
Non-GAAP research and development expenses	$954	$844	$2,741	$2,579

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,052	$948	$3,177	$2,925
Acquisition-related – other costs	—	(8)	—	(23)
Stock-based compensation expenses(1)	(78)	(84)	(227)	(317)
Other(2)	(7)	(4)	(6)	(9)
Non-GAAP selling, general and administrative expenses	$967	$852	$2,944	$2,576

Operating margin reconciliation:
GAAP operating margin	(26.3)%	46.9%	19.3%	43.2%
Up-front collaboration and licensing expenses	70.7%	—%	25.7%	1.0%
Acquisition-related – amortization of purchased intangibles	4.7%	5.4%	5.0%	5.5%
Acquisition-related – other costs	—%	0.1%	—%	0.3%
Stock-based compensation expenses	2.9%	3.5%	2.9%	4.1%
Other(2)	0.2%	—%	—%	0.1%
Non-GAAP operating margin(5)	52.2%	55.9%	52.8%	54.2%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$222	$305	$817	$547
Unrealized gains from equity securities, net	(58)	(168)	(312)	(149)
Non-GAAP other income (expense), net	$164	$137	$505	$398

October 24, 2019	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Effective tax rate reconciliation:
GAAP effective tax rate	22.2%	21.2%	17.9%	19.5%
Up-front collaboration and licensing expenses	0.6%	—%	2.6%	0.1%
Acquisition-related – amortization of purchased intangibles	(1.6)%	(1.5)%	(1.3)%	(1.5)%
Stock-based compensation expenses(1)	(0.4)%	(1.0)%	(0.2)%	(0.1)%
Unrealized gains from equity securities, net	0.9%	1.3%	1.0%	0.4%
Tax Reform adjustments(3)	—%	—%	—%	0.1%
Non-GAAP effective tax rate(5)	21.7%	19.9%	20.1%	18.5%

Net income (loss) attributable to Gilead reconciliation:
GAAP net income (loss) attributable to Gilead	$(1,165)	$2,097	$2,690	$5,452
Up-front collaboration and licensing expenses	3,068	—	3,294	125
Acquisition-related – amortization of purchased intangibles	247	281	759	843
Acquisition-related – other costs	—	4	—	36
Stock-based compensation expenses(1)	133	184	385	546
Unrealized gains from equity securities, net	(66)	(164)	(320)	(146)
Tax Reform adjustments(3)	—	—	—	(10)
Other(2)	7	1	5	9
Non-GAAP net income attributable to Gilead	$2,224	$2,403	$6,813	$6,855

Diluted earnings (loss) per share reconciliation:
GAAP diluted earnings (loss) per share(4)	$(0.92)	$1.60	$2.10	$4.15
Up-front collaboration and licensing expenses	2.41	—	2.58	0.10
Acquisition-related – amortization of purchased intangibles	0.19	0.21	0.59	0.64
Acquisition-related – other costs	—	—	—	0.03
Stock-based compensation expenses(1)	0.10	0.14	0.30	0.42
Unrealized gains from equity securities, net	(0.05)	(0.13)	(0.25)	(0.11)
Tax Reform adjustments(3)	—	—	—	(0.01)
Other(2)	0.01	—	—	0.01
Non-GAAP diluted earnings per share(5)	$1.75	$1.84	$5.33	$5.22

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$276	$315	$859	$950
Research and development expenses adjustments	4,036	95	4,466	489
Selling, general and administrative expenses adjustments	85	96	233	349
Other income (expense), net adjustments	(58)	(168)	(312)	(149)
Total non-GAAP adjustments before tax	4,339	338	5,246	1,639
Income tax effect	(950)	(32)	(1,123)	(226)
Tax Reform adjustments(3)	—	—	—	(10)
Total non-GAAP adjustments after tax	$3,389	$306	$4,123	$1,403
____________________
Notes:
(1) The decreases were primarily due to stock-based compensation expenses incurred in 2018 following Gilead’s acquisition of Kite Pharma, Inc.
(2) Amounts represent restructuring, contingent consideration and/or other individually insignificant amounts
(3) Amounts represent measurement period adjustments relating to the enactment of the 2017 Tax Cuts and Jobs Act (Tax Reform)
(4) Shares used in loss per share calculation for the three months ended September 30, 2019 exclude 7 million shares from dilutive equity awards
(5) Amounts may not sum due to rounding

October 24, 2019	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2019 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

	Initially Provided February 4, 2019 Reiterated May 2, 2019	Updated July 30, 2019	Updated October 24, 2019
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	80% - 81%	80% - 81%	80% - 81%
Acquisition-related expenses	5% - 6%	5% - 6%	5% - 6%
Non-GAAP projected product gross margin(1)	85% - 87%	85% - 87%	85% - 87%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$4,195 - $4,480	$8,290 - $8,595	$8,390 - $8,595
Stock-based compensation expenses	(345) - (380)	(290) - (325)	(290) - (325)
Up-front collaboration and licensing expenses	(250) - (300)	(4,400) - (4,470)	(4,400) - (4,470)
Non-GAAP projected research and development expenses	$3,600 - $3,800	$3,600 - $3,800	$3,700 - $3,800

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$4,255 - $4,490	$4,205 - $4,440	$4,305 - $4,440
Stock-based compensation expenses	(355) - (390)	(305) - (340)	(305) - (340)
Non-GAAP projected selling, general and administrative expenses	$3,900 - $4,100	$3,900 - $4,100	$4,000 - $4,100

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate(2)	21.5% - 22.5%	21.5% - 22.5%	19.0% - 20.0%
Tax rate effect of adjustments noted above(2)	(1.5%) - (1.5%)	(1.5%) - (1.5%)	1.0% - 1.0%
Non-GAAP projected effective tax rate	20.0% - 21.0%	20.0% - 21.0%	20.0% - 21.0%

Projected diluted EPS impact of acquisition-related, up-front collaboration and licensing, stock-based compensation and other expenses(2):
Acquisition-related expenses / up-front collaboration and licensing expenses	$0.93 - $0.97	$3.47 - $3.51	$3.47 - $3.51
Stock-based compensation expenses	$0.47 - $0.53	$0.43 - $0.49	$0.43 - $0.49
Projected diluted EPS impact of acquisition-related, up-front collaboration and licensing, stock-based compensation and other expenses(2)	$1.40 - $1.50	$3.90 - $4.00	$3.90 - $4.00
____________________
Notes:
(1) Total stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin
(2) Excludes fair value adjustments of equity securities and the associated income tax effect, as Gilead is unable to project future fair value adjustments, and other discrete tax charges or benefits

October 24, 2019	10

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	September 30,	December 31,
	2019	2018

Cash, cash equivalents and marketable securities	$25,051	$31,512
Accounts receivable, net	3,315	3,327
Inventories	882	814
Property, plant and equipment, net	4,377	4,006
Intangible assets, net	14,864	15,738
Goodwill	4,117	4,117
Other assets	6,540	4,161
Total assets	$59,146	$63,675

Current liabilities	$9,567	$10,605
Long-term liabilities	28,843	31,536
Stockholders’ equity(1)	20,736	21,534
Total liabilities and stockholders’ equity	$59,146	$63,675
____________________
Note:
(1) As of September 30, 2019, there were 1,266 million shares of common stock issued and outstanding

October 24, 2019	11

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Atripla – U.S.	$132	$221	$387	$723
Atripla – Europe	10	29	52	119
Atripla – Other International	7	8	33	79
	149	258	472	921

Biktarvy – U.S.	1,106	375	2,868	593
Biktarvy – Europe	108	11	229	13
Biktarvy – Other International	45	—	71	—
	1,259	386	3,168	606

Complera / Eviplera – U.S.	40	61	126	210
Complera / Eviplera – Europe	45	67	179	279
Complera / Eviplera – Other International	8	11	26	39
	93	139	331	528

Descovy – U.S.	256	310	735	895
Descovy – Europe	63	81	200	234
Descovy – Other International	44	15	128	41
	363	406	1,063	1,170

Genvoya – U.S.	761	921	2,222	2,678
Genvoya – Europe	152	203	522	596
Genvoya – Other International	65	52	229	144
	978	1,176	2,973	3,418

Odefsey – U.S.	317	323	865	905
Odefsey – Europe	111	95	328	230
Odefsey – Other International	8	5	27	15
	436	423	1,220	1,150

Stribild – U.S.	63	111	208	388
Stribild – Europe	18	20	60	83
Stribild – Other International	13	15	30	36
	94	146	298	507

Truvada – U.S.	688	665	1,896	1,821
Truvada – Europe	14	62	88	245
Truvada – Other International	19	30	61	108
	721	757	2,045	2,174

Other HIV(1) – U.S.	3	10	23	30
Other HIV(1) – Europe	1	2	3	6
Other HIV(1) – Other International	1	2	11	10
	5	14	37	46

Revenue share – Symtuza(2) – U.S.	68	8	165	8
Revenue share – Symtuza(2) – Europe	36	14	89	34
Revenue share – Symtuza(2) – Other International	—	—	—	—
	104	22	254	42

Total HIV – U.S.	3,434	3,005	9,495	8,251
Total HIV – Europe	558	584	1,750	1,839
Total HIV – Other International	210	138	616	472
	4,202	3,727	11,861	10,562

AmBisome – U.S.	9	9	27	40
AmBisome – Europe	57	59	174	170
AmBisome – Other International	33	34	96	102
	99	102	297	312

October 24, 2019	12

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Ledipasvir/Sofosbuvir(3) – U.S.	$54	$185	$257	$649
Ledipasvir/Sofosbuvir(3) – Europe	14	38	63	116
Ledipasvir/Sofosbuvir(3) – Other International	56	88	222	225
	124	311	542	990

Letairis – U.S.	121	241	522	689

Ranexa – U.S.	31	178	205	581

Sofosbuvir/Velpatasvir(4) – U.S.	282	225	731	733
Sofosbuvir/Velpatasvir(4) – Europe	118	136	428	502
Sofosbuvir/Velpatasvir(4) – Other International	116	116	341	278
	516	477	1,500	1,513

Vemlidy – U.S.	78	66	214	172
Vemlidy – Europe	6	2	15	8
Vemlidy – Other International	50	19	122	41
	134	87	351	221

Viread – U.S.	7	17	28	40
Viread – Europe	15	10	57	72
Viread – Other International	35	43	119	137
	57	70	204	249

Vosevi – U.S.	42	78	140	250
Vosevi – Europe	12	21	43	57
Vosevi – Other International	9	4	18	12
	63	103	201	319

Yescarta – U.S.	86	75	275	183
Yescarta – Europe	32	—	59	—
Yescarta – Other International	—	—	—	—
	118	75	334	183

Zydelig – U.S.	13	15	36	46
Zydelig – Europe	13	4	42	44
Zydelig – Other International	—	1	1	2
	26	20	79	92

Other(5) – U.S.	42	37	119	93
Other(5) – Europe	(21)	19	96	75
Other(5) – Other International	4	8	12	117
	25	64	227	285

Total product sales – U.S.	4,199	4,131	12,049	11,727
Total product sales – Europe	804	873	2,727	2,883
Total product sales – Other International	513	451	1,547	1,386
	$5,516	$5,455	$16,323	$15,996
____________________
Notes:
(1) Includes Emtriva and Tybost
(2)    Represents Gilead’s revenue from cobicistat (C), emtricitabine (FTC) and tenofovir alafenamide (TAF) in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland UC

(3) Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC
(4) Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC
(5)    Includes Cayston, Hepsera and Sovaldi. In Europe, the period-over-period changes were primarily due to adjustments recorded in 2019 for statutory rebates related to sales of Sovaldi made in prior years